                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                _________________

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) October 25, 2002

                                _________________

                             MEADE INSTRUMENTS CORP.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     0-22183                   95-2988062
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
     of Incorporation)                                      Identification No.)

       6001 Oak Canyon, Irvine, CA                                  92618
 (Address of principal executive offices)                        (Zip Code)

                                 (949) 451-1450
               Registrant's telephone number, including area code

                                _________________

================================================================================

         On November 7, 2002, Meade Instruments Corp. ("Meade" or the "Registrant") filed an initial Current Report on Form 8-K with the Securities and Exchange Commission reporting, among other transactions, the acquisition by Meade of all of the outstanding capital stock of Simmons Outdoor Corporation ("Simmons").

This Amendment No. 1 to such Form 8-K amends Item 7, Financial Statements, Pro Forma Financial Information and Exhibits, to include the historical financial statements of Simmons and the pro forma information as required by Item 7.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Business Acquired.

AUDITED FINANCIAL STATEMENTS OF SIMMONS OUTDOOR CORPORATION:

Independent auditors' report............................................................. 5

Balance sheets at December 31, 2001 (Successor) and 2000 (Predecessor)................... 6

Statements of operations for the periods from December 7, 2001 to December 31,
2001 (Successor), January 1, 2001 to December 6, 2001 (Predecessor), and the
years ended December 31, 2000 and 1999 (Predecessor)..................................... 7

Statements of cash flows for the periods from December 7, 2001 to December 31,
2001 (Successor), January 1, 2001 to December 6, 2001 (Predecessor) and the
years ended December 31, 2000 and 1999 (Predecessor)..................................... 8

Statements of stockholder's equity for the periods from December 7, 2001 to
December 31, 2001 (Successor), January 1, 2001 to December 6, 2001 (Predecessor)
and the years ended December 31, 2000 and 1999 (Predecessor)............................. 9

Notes to the financial statements........................................................10

UNAUDITED FINANCIAL STATEMENTS OF SIMMONS OUTDOOR CORPORATION:

Balance sheets at June 30, 2002 and December 31, 2001....................................17

Statements of operations for the six months ended June 30, 2002 (Successor)
and 2001(Predecessor)....................................................................18

Statements of cash flows for the six months ended June 30, 2002 (Successor)
and 2001(Predecessor)....................................................................19

Notes to the unaudited financial statements..............................................20

(b) Pro Forma Financial Information.

Pro forma combined consolidated condensed statements.....................................22

Pro forma combined consolidated condensed statement of operations for the twelve months ended February 28, 2002...........................................................23

Pro forma combined consolidated condensed statement of operations for the six months ended August 31, 2002.............................................................24

Pro forma combined consolidated condensed balance sheet at August 31, 2002...............25

Notes to pro forma combined consolidated condensed financial statements..................26

(c) Exhibits.

         2.2* Stock Purchase Agreement, dated as of September 14, 2002, by and among Alliant Techsystems, Inc., a Delaware corporation, ATK Commercial Ammunition Company Inc., a Delaware corporation, Meade Instruments Corp., a Delaware corporation, and MTSC Holdings Corp., a California corporation and wholly-owned subsidiary of Meade Instruments Corp. (excluding Exhibits and Schedules thereto).

         2.3* First Amendment to Stock Purchase Agreement, dated as of October 4, 2002, by and among Alliant Techsystems, Inc., a Delaware corporation, ATK Commercial Ammunition Company Inc., a Delaware corporation, Meade Instruments Corp., a Delaware corporation, and MTSC Holdings Corp., a California corporation and wholly-owned subsidiary of Meade Instruments Corp.

         2.4* Second Amendment to Stock Purchase Agreement, dated as of October 24, 2002, by and among Alliant Techsystems, Inc., a Delaware corporation, ATK Commercial Ammunition Company Inc., a Delaware corporation, Meade Instruments Corp., a Delaware corporation, and MTSC Holdings Corp., a California corporation and wholly-owned subsidiary of Meade Instruments Corp.

         10.47* Amended and Restated Credit Agreement, dated as of October 25, 2002, by and among Bank of America, N.A., as the Lender, and Meade Instruments Corp. and Simmons Outdoor Corporation, as the Borrowers (excluding Exhibits and Schedules thereto).

         10.48* Subscription Agreement, dated as of October 22, 2002, by and among Meade Instruments Corp. and each of the Purchasers named on the signature page thereof.

         10.49* Registration Rights Agreement, dated as of October 22, 2002, by and among Meade Instruments Corp. and each of the Purchasers named on the signature page thereof.

         23.1 Consent of Deloitte & Touche LLP, independent accountants for Simmons Outdoor Corporation.

         * Incorporated by reference to the same numbered exhibit to the Registrant's Form 8-K filed with the Securities and Exchange Commission on November 7, 2002.
         _____

                              INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS OF SIMMONS OUTDOOR CORPORATION:

Independent auditors' report............................................................. 5

Balance sheets at December 31, 2001 (Successor) and 2000 (Predecessor)................... 6

Statements of operations for the periods from December 7, 2001 to December 31,
2001 (Successor), January 1, 2001 to December 6, 2001 (Predecessor), and the
years ended December 31, 2000 and 1999 (Predecessor)..................................... 7

Statements of cash flows for the periods from December 7, 2001 to December 31,
2001 (Successor), January 1, 2001 to December 6, 2001 (Predecessor) and the
years ended December 31, 2000 and 1999 (Predecessor)..................................... 8

Statements of stockholder's equity for the periods from December 7, 2001 to
December 31, 2001 (Successor), January 1, 2001 to December 6, 2001 (Predecessor)
and the years ended December 31, 2000 and 1999 (Predecessor)............................. 9

Notes to the financial statements........................................................10

UNAUDITED FINANCIAL STATEMENTS OF SIMMONS OUTDOOR CORPORATION:

Balance sheets at June 30, 2002 and December 31, 2001....................................17

Statements of operations for the six months ended June 30, 2002 (Successor)
and 2001(Predecessor)....................................................................18

Statements of cash flows for the six months ended June 30, 2002 (Successor)
and 2001(Predecessor)....................................................................19

Notes to the unaudited financial statements..............................................20

INDEPENDENT AUDITORS' REPORT

To the Stockholder of
   Simmons Outdoor Corporation

We have audited the accompanying balance sheets of Simmons Outdoor Corporation (the Company) as of December 31, 2001 (Successor) and 2000 (Predecessor), and the related statements of operations, cash flows, and stockholder's equity for the periods from December 7, 2001 to December 31, 2001 (Successor), from January 1, 2001 to December 6, 2001 (Predecessor), and the years ended December 31, 2000 and 1999 (Predecessor). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Simmons Outdoor Corporation as of December 31, 2001 (Successor) and 2000 (Predecessor) and the results of its operations, cash flows, and stockholder's equity for the periods from December 7, 2001 to December 31, 2001 (Successor), from January 1, 2001 to December 6, 2001 (Predecessor), and the years ended December 31, 2000 and 1999 (Predecessor) in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8, a majority of the Predecessor Company's operating expenses were allocated from its parent and affiliates.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
November 25, 2002

SIMMONS OUTDOOR CORPORATION

BALANCE SHEETS
DECEMBER 31, 2001 AND 2000 (IN THOUSANDS)
---------------------------------------------------------------------------------------

                                                        SUCCESSOR          PREDECESSOR
                                                           2001                2000
ASSETS

CURRENT ASSETS:
   Accounts receivable, net (Note 3)                    $     4,968        $    12,444
   Inventory, net (Note 4)                                    9,665             11,679
   Deferred income tax asset (Note 10)                          359              1,079
   Other assets                                                  90                104
                                                        ------------       ------------
         Total current assets                                15,082             25,306

Property, plant, and equipment, net (Note 5)                    293                104
Goodwill (Note 6)                                             2,519             18,919
                                                        ------------       ------------
         Total assets                                   $    17,894        $    44,329
                                                        ============       ============

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Checks outstanding in excess of bank balance         $       150        $        38
   Accounts payable                                             564              1,703
   Due to related parties (Note 8)                            2,977              1,359
   Accrued expenses (Note 7)                                    737                836
                                                        ------------       ------------
         Total current liabilities                            4,428              3,936

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDER'S EQUITY:
   Parent company equity (Note 8)                            13,565             33,929
   Retained earnings (deficit)                                  (99)             6,464
                                                        ------------       ------------
         Total stockholder's equity                          13,466             40,393
                                                        ------------       ------------
         Total liabilities and stockholder's equity     $    17,894        $    44,329
                                                        ============       ============

See notes to the financial statements.

                                           6

SIMMONS OUTDOOR CORPORATION

STATEMENTS OF OPERATIONS
DECEMBER 7, 2001 TO DECEMBER 31, 2001; JANUARY 1, 2001 TO DECEMBER 6, 2001; AND
YEARS ENDED DECEMBER 31, 2000 AND 1999 (IN THOUSANDS)
-------------------------------------------------------------------------------------------------------------

                                               SUCCESSOR                       PREDECESSOR
                                             -------------    -----------------------------------------------
                                              DECEMBER 7,      JANUARY 1,
                                                 2001             2001             YEAR            YEAR
                                                  TO               TO              ENDED           ENDED
                                              DECEMBER 31,     DECEMBER 6,      DECEMBER 31,     DECEMBER 31,
                                                 2001             2001             2000             1999

SALES                                        $     1,125      $    25,801      $    41,277      $    45,499

COST OF SALES                                        958           23,955           33,793           37,098
                                             ------------     ------------     ------------     ------------
           Gross profit                              167            1,846            7,484            8,401

OPERATING EXPENSES:
   Selling and marketing (Note 8)                    171            2,347            3,915            3,763
   General and administrative (Note 8)                95            1,532            1,530            1,475
                                             ------------     ------------     ------------     ------------
           Total operating expenses                  266            3,879            5,445            5,238
                                             ------------     ------------     ------------     ------------

(LOSS) INCOME BEFORE INTEREST AND
   INCOME TAXES                                      (99)          (2,033)           2,039            3,163

INTEREST EXPENSE (Note 8)                             --            1,880            3,620              844
                                             ------------     ------------     ------------     ------------

(LOSS) INCOME BEFORE INCOME TAXES                    (99)          (3,913)          (1,581)           2,319

INCOME TAX (BENEFIT) PROVISION (Note 10)              --           (1,394)            (357)           1,050
                                             ------------     ------------     ------------     ------------

NET (LOSS) INCOME                            $       (99)     $    (2,519)     $    (1,224)     $     1,269
                                             ============     ============     ============     ============

See notes to the financial statements.

                                                      7

SIMMONS OUTDOOR CORPORATION

STATEMENTS OF CASH FLOWS
DECEMBER 7, 2001 TO DECEMBER 31, 2001 (SUCCESSOR); JANUARY 1, 2001 TO DECEMBER 6, 2001;
AND YEARS ENDED DECEMBER 31, 2000 AND 1999 (PREDECESSOR) (IN THOUSANDS)
-----------------------------------------------------------------------------------------------------------------------------

                                                                SUCCESSOR                       PREDECESSOR
                                                              -------------    -----------------------------------------------
                                                               DECEMBER 7,      JANUARY 1,
                                                                  2001             2001             YEAR            YEAR
                                                                   TO               TO              ENDED           ENDED
                                                               DECEMBER 31,     DECEMBER 6,      DECEMBER 31,     DECEMBER 31,
                                                                  2001             2001             2000             1999

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) income                                          $       (99)     $    (2,519)     $    (1,224)     $     1,269
   Adjustments to reconcile net (loss) income to net cash
       (used in) provided by operating activities:
     Depreciation                                                       3               29               62               93
     Amortization                                                      --              512              546              546
     Deferred income taxes                                             --             (478)             (72)          (1,007)
     Changes in assets and liabilities:
       Accounts receivable                                          2,240            5,236           (6,642)          (1,158)
       Due to (from) related parties                               (2,888)          (2,972)           8,466            3,132
       Inventory                                                      453            1,561              244           (4,532)
       Other assets                                                    38               10              826             (440)
       Checks outstanding in excess of bank balance                    93               19               38
       Accounts payable                                               140           (1,279)          (1,699)           1,508
       Accrued expenses                                                20             (119)            (628)             672
                                                              ------------     ------------     ------------     ------------
           Net cash (used in) provided by operating
              activities                                               --               --              (83)              83

CAPITAL EXPENDITURES                                                   --               --              (81)             (10)
                                                              ------------     ------------     ------------     ------------

(DECREASE) INCREASE IN CASH AND
   CASH EQUIVALENTS                                                    --               --             (164)              73

CASH AND CASH EQUIVALENTS AT BEGINNING
   OF PERIOD                                                           --               --              164               91
                                                              ------------     ------------     ------------     ------------

CASH AND CASH EQUIVALENTS AT END
   OF PERIOD                                                  $        --      $        --      $        --      $       164
                                                              ============     ============     ============     ============

See notes to the financial statements.

                                                              8

SIMMONS OUTDOOR CORPORATION

STATEMENT OF STOCKHOLDER'S EQUITY
--------------------------------------------------------------------------------

                                                       PARENT
                                                       COMPANY          RETAINED
                                                       EQUITY           EARNINGS

PREDECESSOR

BALANCES AT DECEMBER 31, 1998                          $33,929          $ 6,419

    Net income                                              --            1,269
                                                       --------         --------
BALANCES AT DECEMBER 31, 1999                           33,929            7,688

    Net loss                                                --           (1,224)
                                                       --------         --------

BALANCES AT DECEMBER 31, 2000                           33,929            6,464

    Net loss                                                --           (2,519)
                                                       --------         --------

BALANCES AT DECEMBER 6, 2001                           $33,929          $ 3,945
                                                       ========         ========

--------------------------------------------------------------------------------

SUCCESSOR

BALANCES AT DECEMBER 7, 2001                           $13,565          $    --

    Net loss                                                --              (99)
                                                       --------         --------

BALANCES AT DECEMBER 31, 2001                          $13,565          $   (99)
                                                       ========         ========

See notes to the financial statements.

SIMMONS OUTDOOR CORPORATION

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 7, 2001 TO DECEMBER 31, 2001 (SUCCESSOR); JANUARY 1, 2001 TO DECEMBER 6, 2001 (PREDECESSOR); AND YEARS ENDED DECEMBER 31, 2000 AND 1999 (PREDECESSOR) (IN THOUSANDS)
--------------------------------------------------------------------------------

1.      NATURE OF THE BUSINESS

        Simmons Outdoor Corporation (Simmons or the Company) distributes sporting optical systems under the brand names of Simmons(R), Weaver(R), and Redfield(R). The Company is located in Thomasville, Georgia. The Company was owned by Blount International, Inc. (Blount) prior to December 7, 2001, when it was sold to Alliant Techsystems Inc. (ATK) along with several other subsidiaries of Blount. Since the date of acquisition it has been ATK's intent to sell Simmons as the business was not consistent with ATK's business strategy. The acquisition of Simmons was accounted for as a purchase, and the assets and liabilities were recorded at their fair value at the date of acquisition. The financial statements of Simmons reflect Blount's (Predecessor) basis for periods prior to December 7, 2001 and ATK's (Successor) basis for periods subsequent to December 6, 2001. The financial statements of the Successor reflect ATK's recapitalization of Simmons based on ATK's allocation of purchase price. The recapitalization is treated as a non-cash transaction in the statements of stockholder's equity and cash flows.

        On October 25, 2002, ATK completed the sale of 100% of the stock in Simmons to Meade Instruments Corp. for $16 million plus a working capital purchase price adjustment. Accordingly, on that date, the Company became a wholly owned subsidiary of Meade Instruments Corp.

        The financial statements have been prepared on the accrual basis of accounting.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        CHECKS OUTSTANDING IN EXCESS OF BANK BALANCE - The Company does not maintain any significant cash accounts other than a zero balance account which is funded daily by its parent company.

        ACCOUNTS RECEIVABLE - Receivables consist primarily of trade receivables, net of the allowance for cash discounts and the allowance for doubtful accounts. An affiliate of Simmons completes the billing and collection of trade accounts receivable on behalf of Simmons.

        DUE FROM (TO) RELATED PARTIES - Due from (to) related parties represents the net of trade receivables collected and cash advances made to the Company or its vendors as of the balance sheet date.

        GOODWILL - Goodwill represents the excess of purchase price over the fair value of the net assets acquired. Goodwill was being amortized on a straight-line basis over 40 years for periods prior to December 7, 2001. Upon its acquisition by ATK, the Company re-established the balance of goodwill based on the excess of purchase price over the fair value of assets acquired and liabilities assumed. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, the goodwill recorded upon the Company's acquisition by ATK is not being amortized.

        INCOME TAXES - The Company follows SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under SFAS No. 109, the deferred tax provision is determined under the liability method. Under this method, deferred tax assets and liabilities are recognized based on the differences between the financial statement and income tax bases of assets and liabilities using presently enacted income tax rates.

        REVENUE RECOGNITION - The Company recognizes revenue when title passes, which generally occurs when shipped.

        SIGNIFICANT CUSTOMERS - Sales to Wal-Mart Stores Inc. represented approximately 25%, 22%, 25%, and 24% of the Company's total sales in the period ended December 7, 2001 to December 31, 2001, from January 1, 2001 to December 6, 2001 and the years ended December 31, 2000 and 1999, respectively.

        INVENTORY - Inventory, consisting primarily of finished goods, is stated at the lower of cost (computed on a first-in, first-out (FIFO) basis) or market.

        SHIPPING AND HANDLING COSTS - The Company incurs expenses for the delivery of incoming goods and services and the shipment of goods to customers. These expenses are recognized in the period in which they occur and are classified as gross revenues if billed and cost of goods sold if incurred by the Company in the financial statements in accordance with the Financial Accounting Standards Board's Emerging Issues Task Force's Issue (EITF) No. 00-10, ACCOUNTING FOR SHIPPING AND HANDLING FEES AND COSTS.

        SALES INCENTIVES - The Company provides various sales incentives to customers in the form of coupons, rebates, discounts, free product, and advertising allowances. The cost of such expenses is recorded at the time of sale and revenue recognition and is recorded as a reduction to revenue in accordance with EITF No. 00-14, ACCOUNTING FOR CERTAIN SALES INCENTIVES.

        ADVERTISING COSTS - Advertising costs are expensed as incurred except for cooperative advertising, which is accrued over the period the revenues are recognized, and sales materials such as brochures and catalogs, which are expensed over the period used. Advertising costs are included in selling and marketing expense in the statements of operations and were included in the allocation of expenses from related parties (see Note 8).

        IMPAIRMENT OF LONG-LIVED ASSETS - The Company reviews long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If impairment indicators are present and the estimated future undiscounted cash flows are less than the carrying value of the assets and any related goodwill, the carrying value is reduced to the estimated fair value as measured by the discounted cash flows.

        DERIVATIVE FINANCIAL INSTRUMENTS - On January 1, 2001, the Company adopted SFAS No. 133, as amended by SFAS No. 138, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. The adoption did not have a material impact on the results of operations. As of December 31, 2001, the Company did not have any derivative contracts outstanding.

        USE OF ESTIMATES - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may differ from those estimates.

        NEW ACCOUNTING PRONOUNCEMENTS - In June 2001, the Financial and Accounting Standards Board (FASB) issued SFAS No. 141, BUSINESS COMBINATIONS. This statement discontinues the use of the pooling-of-interests method of accounting for business combinations. This statement is effective for all business combinations after June 30, 2001. The provisions of this statement did not affect the Company's financial statements.

        In June 2001, the FASB issued SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. The statement requires discontinuing the amortization of goodwill and other intangible assets with indefinite useful lives.

        Instead, these assets are to be tested periodically for impairment and written down to their fair market value as necessary.

        In August 2001, the FASB issued SFAS No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS. SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company expects to adopt SFAS No. 143 on January 1, 2003. The Company has not yet determined the impact of SFAS No. 143 on its financial statements.

        In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, which address accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and expands on the guidance provided by SFAS No. 121 with respect to cash flow estimations. SFAS No. 144 becomes effective for the Company in fiscal year 2002. The Company is evaluating SFAS No. 144 and has not yet determined the impact of adoption on its financial statements.

        In July 2002, the FASB issued SFAS No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES. This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, rather than when a company commits to an exit plan as was previously required. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company is evaluating SFAS No. 146 and has not yet determined the impact of adoption on its financial statements.

3. ACCOUNTS RECEIVABLE

        Receivables at December 31, 2001 and 2000 consisted of the following:

                                                   Successor        Predecessor
                                                     2001              2000

        Trade accounts receivable                 $     5,467       $    12,808
        Other receivables                                  10                32
                                                  ------------      ------------
                Gross receivables                       5,477            12,840
        Less allowances                                  (509)             (396)
                                                  ------------      ------------
                Net accounts receivable           $     4,968       $    12,444
                                                  ============      ============

4.      INVENTORY

        Inventory at December 31, 2001 and 2000 consisted of the following:

                                                   Successor        Predecessor
                                                     2001              2000

        Raw materials and packaging               $       788       $     2,112
        Work-in-process                                 1,667             2,439
        Finished goods                                  7,210             7,128
                                                  ------------      ------------
                Net inventory                     $     9,665       $    11,679
                                                  ============      ============

5.      PROPERTY, PLANT, AND EQUIPMENT

        Property, plant, and equipment is stated at cost and depreciated over estimated useful lives using the straight-line method. Leasehold improvements are depreciated over the term of the lease (see Note 9), and office equipment and computers are depreciated over 3-5 years.

        Property, plant, and equipment at December 31, 2001 and 2000 consisted of the following:

                                                   Successor        Predecessor
                                                     2001              2000

        Leasehold improvements                    $          8     $         23
        Office equipment                                   175              472
        Computers                                          110              362
                                                  -------------    -------------
           Gross property, plant, and equipment            296              857
        Less accumulated depreciation                       (3)            (753)
                                                  -------------    -------------
           Net property, plant, and equipment     $        293     $        104
                                                  =============    =============

        Depreciation expense was $3, $29, $62, and $93 in the periods ended December 31, 2001, December 6, 2001, December 31, 2000, and December 31, 1999, respectively.

6.       GOODWILL

        Goodwill at December 31, 2001 and 2000 consisted of the following:

                                                   Successor        Predecessor
                                                     2001              2000

        Gross goodwill                            $      2,519     $     21,638
        Less accumulated amortization                                    (2,719)
                                                  -------------    -------------
                Net goodwill                      $      2,519     $     18,919
                                                  =============    =============

        Goodwill amortization expense was $0, $512, $546 and $546 in the period from December 7, 2001 to December 31, 2001, January 1, 2001 to December 6, 2001, and for the years ended December 31, 2000 and 1999, respectively.

7.      ACCRUED EXPENSES

        The components of accrued expenses at December 31, 2001 and 2000 are as follows:

                                                             Successor         Predecessor
                                                               2001               2000
        Accrued rebates, discounts, and other allowances    $        401      $        436
        Accrued employee compensation and benefits                   313               277
        Other accruals                                                23               123
                                                            -------------     -------------
        Total accrued expenses                              $        737      $        836
                                                            =============     =============

8.      RELATED-PARTY TRANSACTIONS

        Certain expenses were allocated to the Predecessor Company by Blount or Blount's other subsidiaries, including all selling and marketing expenses other than sales commissions, certain administrative expenses of Blount's corporate office, pension expense, and interest expense (which was based on working capital employed).

        Management believes that amounts allocated are reasonable in relation to the value of goods and services received from Blount and its subsidiaries.

        These allocations are summarized by income statement classification as follows:

                                                        Successor
                                                         Company                     Predecessor Company
                                                      -------------    --------------------------------------------
                                                       December 7,       January 1,
                                                          2001             2001             Year           Year
                                                           to               to              Ended          Ended
                                                       December 31,      December 6,    December 31,    December 31,
                                                          2001             2001             2000            1999
        Selling and marketing                          $      -          $    2,108     $     2,947     $     2,609
        Allocated interest expense                            -               1,880           3,620             844
                                                       ---------         -----------    ------------    ------------
        Total                                          $      -          $    3,988     $     6,567     $     3,453
                                                       =========         ===========    ============    ============

        Amounts due to related parties (including ATK and its subsidiaries) as of December 31, 2001 was $2,977. Amounts due to related parties (including Blount and its subsidiaries) as of December 31, 2000 was $1,359.

9.      COMMITMENTS AND CONTINGENCIES

        LEASES - The Company leases its distribution and administrative facility under an operating lease. The Company also leases various office equipment. Rent expense incurred on these operating leases was $19, $214, $252, and $204 in the periods ended December 31, 2001, December 6, 2001, December 31, 2000 and December 31, 1999, respectively.

        Minimum rental commitments payable under noncancelable lease commitments outstanding at December 31, 2001 in each of the following years ended December 31 are:

        2002                                                      $      228
        2003                                                             228
        2004                                                             228
        2005                                                             228
        2006                                                             228
        Thereafter                                                       229
                                                                  -----------
                                                                  $    1,369
                                                                  ===========

10.     INCOME TAXES

        Income tax (benefit) expense consisted of the following:

                                                          Predecessor Company
                                              --------------------------------------------
                                              January 1,
                                                 2001            Year            Year
                                                  To             Ended           Ended
                                              December 6,     December 31,    December 31,
                                                 2001            2000            1999
        Current:
         Federal                              $     (779)     $    (242)      $    1,748
         State                                      (135)           (43)             309
                                              -----------     ----------      -----------
                                                    (914)          (285)           2,057
        Deferred:
         Federal                                    (410)           (61)            (855)
         State and foreign                           (70)           (11)            (152)
                                              -----------     ----------      -----------
                                                    (480)           (72)          (1,007)
                                              -----------     ----------      -----------
         Income tax (benefit) expense         $   (1,394)     $    (357)      $    1,050
                                              ===========     ==========      ===========

        Income taxes for the Successor period of December 7, 2001 to December 31, 2001 were not significant.

        A reconciliation of income tax (benefit) expense to the amount computed using the U.S. federal statutory tax rate of 34% is as follows:

                                                          Predecessor Company
                                              --------------------------------------------
                                              January 1,
                                                 2001            Year            Year
                                                  To             Ended           Ended
                                              December 6,     December 31,    December 31,
                                                 2001            2000            1999
        Income taxes computed at
         the statutory rate of 34%            $   (1,330)     $    (538)      $      788
        State income taxes, net of
         federal benefit                            (156)           (63)              93
        Nondeductible goodwill and
         other                                        92            244              169
                                              -----------     ----------      -----------

                                              $   (1,394)     $    (357)      $    1,050
                                              ===========     ==========      ===========

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and tax credit carryforwards. Significant items comprising the net deferred tax asset shown on the statement of financial position are as follows at December 31:

                                                    Successor       Predecessor
                                                      2001             2000

        Current:
          Accounts receivable                      $       203      $       128
          Inventory                                                         781
          Distributors rebate                              156              170
                                                   ------------     ------------
                  Net deferred income tax asset    $       359      $     1,079
                                                   ============     ============

                                  SIMMONS OUTDOOR CORPORATION
                                         BALANCE SHEETS
                                         (IN THOUSANDS)
                                          (UNAUDITED)

                                             ASSETS
                                                                            SUCCESSOR
                                                                   ----------------------------
                                                                      JUNE 30,     DECEMBER 31,
                                                                        2002          2001
                                                                   -------------  -------------
Current assets:
  Cash........................................................     $         40
  Accounts receivable, net....................................            6,792   $      4,968
  Inventory, net..............................................           13,600          9,665
  Deferred income tax asset ..................................              359            359
  Other assets................................................               48             90
                                                                   -------------  -------------
          Total current assets................................           20,839         15,082
Property and equipment, net ..................................              262            293
Goodwill......................................................            2,519          2,519
                                                                   -------------  -------------
          Total assets........................................     $     23,620   $     17,894
                                                                   =============  =============

                              LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Cash overdrafts.............................................                    $        150
  Accounts payable............................................     $      2,579            564
  Due to related parties......................................            7,369          2,977
  Accrued expenses............................................              433            737
                                                                   -------------  -------------
          Total current liabilities...........................           10,381          4,428

Commitments and contingencies

Parent company equity.........................................           13,565         13,565
Retained deficit..............................................             (326)           (99)
                                                                   -------------  -------------
          Total stockholder's equity                                     13,239         13,466
                                                                   -------------  -------------
          Total liabilities and stockholder's equity..........     $     23,620   $     17,894
                                                                   =============  =============

                        See accompanying notes to financial statements.

                                              17

                           SIMMONS OUTDOOR CORPORATION
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                    SUCCESSOR      PREDECESSOR
                                                  -------------   -------------
                                                     SIX MONTHS ENDED JUNE 30,
                                                       2002            2001
                                                  -------------   -------------

Sales..........................................   $     10,808    $     12,536
Cost of sales..................................          8,791          11,172
                                                  -------------   -------------
                Gross profit...................          2,017           1,364
Operating expenses:
   Selling and marketing.......................          1,378           1,178
   General and administrative..................            519             746
                                                  -------------   -------------
      Total operating expenses.................          1,897           1,924
                                                  -------------   -------------
Income (loss) before interest and income taxes.            120            (560)
Interest expense...............................            473           1,025
                                                  -------------   -------------
Loss before income taxes.......................           (353)         (1,585)
Income tax benefit.............................           (126)           (565)
                                                  -------------   -------------
Net loss.......................................   $       (227)   $     (1,020)
                                                  =============   =============

                 See accompanying notes to financial statements.

                              SIMMONS OUTDOOR CORPORATION
                                STATEMENTS OF CASH FLOWS
                                     (IN THOUSANDS)
                                      (UNAUDITED)

                                                           SUCCESSOR       PREDECESSOR
                                                        --------------    -------------
                                                            SIX MONTHS ENDED JUNE 30,
                                                             2002              2001
                                                        --------------    -------------
Cash flows from operating activities:
  Net loss.........................................      $       (227)    $     (1,020)
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Amortization..................................                                273
     Depreciation..................................                31               25
     Deferred taxes................................                                360
     Changes in assets and liabilities:
       Accounts receivable.........................            (1,824)            (974)
       Due to related parties......................             4,392            2,901
       Inventory...................................            (3,935)            (134)
       Other assets................................                42              (22)
       Cash overdrafts.............................              (150)             (26)
       Accounts payable............................             2,015             (462)
       Accrued expenses............................              (304)            (921)
                                                        --------------    -------------
          Net cash provided by operating activities                40                -
                                                        --------------    -------------
Net increase in cash and cash equivalents..........                40                -
Cash and cash equivalents at beginning of period...                 -                -
                                                        --------------    -------------
Cash and cash equivalents at end of period.........      $         40     $          -
                                                        ==============    =============

                    See accompanying notes to financial statements.

                                          19

                           SIMMONS OUTDOOR CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

A. BASIS OF PRESENTATION AND RESPONSIBILITY FOR FINANCIAL STATEMENTS

As of and for the six months ended June 30, 2001, Simmons Outdoor Corporation (the Company) was a wholly-owned subsidiary of Blount International, Inc. (Blount). On December 7, 2001, the Company was sold to Alliant Techsystems Inc.
(ATK), so that as of and for the six months ended June 30, 2002, the Company was a wholly-owned subsidiary of ATK. The accompanying financial statements of the Company reflect Blount (predecessor) basis for periods prior to December 7, 2001 and ATK's (successor) basis for periods subsequent to December 6, 2001.

Management of the Company is responsible for the unaudited financial statements for the six months ended June 30, 2002 and 2001. These financial statements are unaudited but, in the opinion of management, include all adjustments necessary for a fair presentation of the Company's financial position as of June 30, 2002 and 2001, and its results of operations for the six-month periods then ended.

Sales, expenses, cash flows, assets, and liabilities can and do vary during the year. The Company's business is seasonal due primarily to the fall hunting and holiday seasons, typically resulting in higher sales during the third and fourth calendar quarters. Therefore, the results and trends in these interim financial statements may not be the same as those for the full year.

B. RECEIVABLES

Receivables consisted of the following:

                                                 June 30,       December 31,
                                                   2002             2001
                                              --------------   --------------

    Trade accounts receivable                 $       7,104    $       5,467
    Other receivables                                     -               10
                                              --------------   --------------
    Gross receivables                                  7,104           5,477
    Less:  Allowances                                  (312)            (509)
                                              --------------   --------------
    Net accounts receivable                   $       6,792    $       4,968
                                              ==============   ==============

C. INVENTORY

Inventory consisted of the following:
                                                 June 30,       December 31,
                                                   2002             2001
                                              --------------   --------------

    Raw materials and packaging               $         759    $         788
    Work-in-process                                   1,253            1,667
    Finished goods                                   11,588            7,210
                                              --------------   --------------
    Total                                     $      13,600    $       9,665
                                              ==============   ==============

D. SUBSEQUENT EVENT

On October 25, 2002, ATK completed the sale of 100% of the stock of the Company to Meade Instruments Corp. (Meade) for $16 million plus an estimated approximately $4 million working capital purchase price adjustment. Accordingly, on that date, the Company became a wholly-owned subsidiary of Meade.

                         PRO FORMA COMBINED CONSOLIDATED
                        CONDENSED FINANCIAL STATEMENTS OF
                         MEADE INSTRUMENTS CORP. FOR THE
                      TWELVE MONTHS ENDED FEBRUARY 28, 2002
                    AND THE SIX MONTHS ENDED AUGUST 31, 2002
                      REFLECTING THE ACQUISITION OF SIMMONS

                    INDEX TO PRO FORMA FINANCIAL INFORMATION

Pro forma combined consolidated condensed statements.........................22

Pro forma combined consolidated condensed statement of operations for the twelve months ended February 28, 2002................................23

Pro forma combined consolidated condensed statement of operations for the six months ended August 31, 2002.........................................24

Pro forma combined consolidated condensed balance sheet at August 31, 2002...25

Notes to pro forma combined consolidated condensed financial statements......26

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

On October 25, 2002, Meade Instruments Corp., a Delaware corporation ("Meade"), and MTSC Holdings Corp., a California corporation and wholly owned subsidiary of Meade, acquired from Alliant Techsystems Inc., a Delaware corporation, and ATK Commercial Ammunition Company Inc., a Delaware corporation, all of the issued and outstanding shares of common stock of Simmons Outdoor Corporation, a Delaware corporation ("Simmons"). Simmons is a distributor and marketer of a broad range of riflescopes and binoculars under the Simmons(R), Redfield(R)and Weaver(R)brand names.

As of December 6, 2001, Simmons was a wholly-owned subsidiary of Blount International, Inc. (Blount). On December 7, 2001, Simmons was sold to Alliant Techsystems Inc. The accompanying unaudited pro forma consolidated condensed financial statements of Meade reflect Blount (predecessor) basis for periods prior to December 7, 2001 and ATK's (successor) basis for periods subsequent to December 6, 2001.

The unaudited pro forma consolidated condensed statements of income give effect on a purchase accounting basis to the acquisition of Simmons. The pro forma consolidated condensed statement of income for the twelve months ended February 28, 2002 has been prepared by combining the consolidated statement of income of Meade for the twelve months ended February 28, 2002 with the statements of operations of Simmons (predecessor) for the period January 1, 2001 through December 6, 2001, and Simmons (successor) for the period December 7, 2001 through December 31, 2001. The pro forma consolidated condensed statement of income for the six months ended August 31, 2002 has been prepared by combining the statements of Meade for the six months ended August 31, 2002 and the statement of operations of Simmons (successor) for the six months ended June 30, 2002.

The unaudited pro forma consolidated condensed statements of income for the twelve months ended February 28, 2002 and the six months ended August 31, 2002 assume that the acquisition occurred on March 1, 2001. The unaudited pro forma consolidated condensed statements of income do not purport to represent the results of operations of Meade had the transaction and events assumed herein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma adjustments are based on management's preliminary purchase price allocations, pending completion by Meade of the final evaluation of the fair values of the net assets acquired. Upon completion of the evaluation of the fair values of the net assets acquired, actual results may differ materially from those presented herein.

The unaudited pro forma consolidated financial information is based upon certain assumptions and adjustments described in the notes to the pro forma consolidated financial statements. The pro forma consolidated financial information should be read in conjunction with (a) the historical financial statements, and related notes, of Meade contained in Meade's quarterly report on Form 10-Q for the quarter ended August 31, 2002 and in the Annual Report on Form 10-K for the year ended February 28, 2002 and (b) Simmons' historical financial statements referenced on page 4 of this report.

                              PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                        FOR THE TWELVE MONTHS ENDED FEBRUARY 28, 2002

                                                  MEADE             SIMMONS
                                              TWELVE MONTHS     COMBINED TWELVE      PRO FORMA                  PRO FORMA
                                                  ENDED           MONTHS ENDED      ADJUSTMENTS     NOTES       COMBINED
                                              FEBRUARY 28,        DECEMBER 31,
                                                  2002              2001 (1)
                                             ----------------  -----------------    --------------  ------   ----------------
Sales...................................     $    94,718,000   $     26,926,000                              $   121,644,000
Cost of sales...........................          70,108,000         24,913,000                                   95,021,000
                                             ----------------  -----------------                             ----------------
   Gross profit.........................          24,610,000          2,013,000                                   26,623,000
Selling expense.........................          12,920,000          2,518,000                                   15,438,000
General and administrative expenses.....           9,098,000          1,627,000     $     200,000     A           10,925,000
ESOP expenses                                      1,367,000                  -                                    1,367,000
Research and development expenses.......           2,167,000                  -                                    2,167,000
                                             ----------------  -----------------                             ----------------
   Operating income (loss)..............            (942,000)        (2,132,000)                                  (3,274,000)
Interest expense........................           1,345,000          1,880,000           878,000     B            4,103,000
                                             ----------------  -----------------                             ----------------
   Income (loss) before income taxes....          (2,287,000)        (4,012,000)                                  (7,377,000)
Provision (benefit) for income taxes....            (845,000)        (1,394,000)        1,394,000     C           (2,881,000)
                                                                                       (2,036,000)    C
                                             ----------------  -----------------                             ----------------
Net income (loss).......................     $    (1,442,000)  $     (2,618,000)                             $    (4,496,000)
                                             ----------------  -----------------                             ----------------

Earnings (loss) per share - basic.......     $        (0.10)                                                 $        (0.24)
                                             ----------------  -----------------                             ----------------
Earnings (loss) per share - diluted.....     $        (0.10)                                                 $        (0.24)
                                             ----------------  -----------------                             ----------------

Weighted average shares outstanding -
basic...................................          15,100,000                            3,292,000     D           18,392,000
                                             ----------------                    -----------------           ----------------
Weighted average shares outstanding -
diluted.................................          15,100,000                            3,292,000     D           18,392,000
                                             ----------------                    -----------------           ----------------

(1) Includes the results of operations for Simmons for both the predecessor and successor periods. See notes to the audited financial statements included herein.

                                                             23

                               PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                           FOR THE SIX MONTHS ENDED AUGUST 31, 2002

                                                    MEADE              SIMMONS
                                               SIX MONTHS ENDED    SIX MONTHS ENDED     PRO FORMA                 PRO FORMA
                                               AUGUST 31, 2002      JUNE 30, 2002      ADJUSTMENTS    NOTES       COMBINED
                                               ----------------    ----------------   --------------  ------   ---------------
Sales....................................      $    44,088,000     $    10,808,000                             $   54,896,000
Cost of sales............................           30,519,000           8,791,000                                 39,310,000
                                               ----------------    ----------------                            ---------------
   Gross profit..........................           13,569,000           2,017,000                                 15,586,000
Selling expense..........................            6,081,000           1,378,000                                  7,459,000
General and administrative expenses......            5,723,000             519,000    $     100,000     A           6,342,000
ESOP expenses                                          428,000                   -                                    428,000
Research and development expenses........            1,480,000                   -                                  1,480,000
                                               ----------------    ----------------                            ---------------
   Operating income (loss)...............             (143,000)            120,000                                   (123,000)
Interest expense.........................              435,000             473,000          439,000     B           1,347,000
                                               ----------------    ----------------                            ---------------
   Income (loss) before income taxes.....             (578,000)           (353,000)                                (1,470,000)
Provision (benefit) for income taxes.....             (205,000)           (126,000)         126,000     C            (562,000)
                                                                                           (357,000)    C
                                               ----------------    ----------------                            ---------------
Net income (loss)........................      $      (373,000)    $      (227,000)                            $     (908,000)
                                               ----------------    ----------------                            ---------------

Earnings (loss) per share - basic........      $         (0.02)                                                $        (0.05)
                                               ----------------                                                ---------------
Earnings (loss) per share - diluted......      $         (0.02)                                                $        (0.05)
                                               ----------------                                                ---------------

Weighted average shares outstanding - basic         15,107,000                            3,292,000     D          18,399,000
Weighted average shares outstanding -
diluted..................................           15,107,000                            3,292,000     D          18,399,000

                                                              24

                                   PRO FORMA COMBINED CONSOLIDATED CONDENSED BALANCE SHEET
                                                     AT AUGUST 31, 2002

                                                           ASSETS

                                             MEADE              SIMMONS          PRO FORMA                     PRO FORMA
                                        AUGUST 31, 2002      JUNE 30, 2002      ADJUSTMENTS      NOTES         COMBINED
                                       -------------------------------------------------------------------------------------
Current assets:
  Cash..............................   $        562,000    $        40,000                                 $        602,000
  Accounts receivable, net..........         23,241,000          6,792,000                                       30,033,000
  Inventories, net..................         34,802,000         13,600,000                                       48,402,000
  Deferred tax......................          7,011,000            359,000                                        7,370,000
  Prepaids and other current assets.            606,000             48,000                                          654,000
                                       ------------------------------------                                -----------------
    Total current assets............         66,222,000         20,839,000                                       87,061,000
Other assets........................          3,762,000          2,519,000         (2,519,000)     E              5,673,000
                                                                                    1,911,000      A
Property and equipment, net.........          6,411,000            262,000                                        6,673,000
                                       ------------------------------------                                -----------------
    Total assets                       $     76,395,000    $    23,620,000                                 $     99,407,000
                                       ------------------------------------                                -----------------

                                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Line of credit....................   $      9,463,000    $             -      $    8,619,000     B       $     18,082,000
  Accounts payable..................          7,929,000          2,579,000                                       10,508,000
  Accrued liabilities...............          5,732,000            433,000           4,000,000     B             10,165,000
  Due to related parties............                  -          7,369,000          (7,369,000)    F                      -
  Current portion long-term debt....            535,000                  -                                          535,000
                                       ------------------------------------                                -----------------
    Total current liabilities.......         23,659,000         10,381,000                                       39,290,000
Long-term debt......................          2,458,000                  -                                        2,458,000
Stockholders' equity:
  Parent company equity.............                  -         13,565,000         (13,565,000)    G                      -
  Common stock......................            165,000                  -              33,000     D                198,000
  Additional paid-in capital........         32,613,000                  -           7,348,000     D             39,961,000
  Retained earnings (deficit).......         21,928,000           (326,000)            326,000     H             21,928,000
  Unearned ESOP shares..............         (4,007,000)                 -                                       (4,007,000)
  Accumulated other comprehensive
     income.........................           (421,000)                 -                                         (421,000)
                                       ------------------------------------                                -----------------
    Total stockholder's equity......         50,278,000         13,239,000                                       57,659,000
                                       ------------------------------------                                -----------------
    Total liabilities and equity....   $     76,395,000    $    23,620,000                                 $     99,407,000
                                       ------------------------------------                                -----------------

                                                             25

                    NOTES TO PRO FORMA COMBINED CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS
                  FOR THE TWELVE MONTHS ENDED FEBRUARY 28, 2002
                  AND FOR THE SIX MONTHS ENDED AUGUST 31, 2002

Note A On October 25, 2002, Meade Instruments Corp., a Delaware corporation ("Meade"), and MTSC Holdings Corp., a California corporation and wholly owned subsidiary of the Company, acquired from Alliant Techsystems Inc., a Delaware corporation, and ATK Commercial Ammunition Company Inc., a Delaware corporation, all of the issued and outstanding shares of common stock of Simmons Outdoor Corporation, a Delaware corporation ("Simmons"). Simmons is a distributor and marketer of a broad range of riflescopes and binoculars under the Simmons(R), Redfield(R)and Weaver(R)brand names. Meade's preliminary estimate of purchase price in excess of the fair value of the net assets acquired is $1,911,000. Meade's preliminary estimate of purchase price allocable to intangible assets with indefinite lives and goodwill is $911,000. Amortizable intangible assets are preliminarily estimated at $1,000,000 and have been amortized on a straight-line basis over five years. Accordingly, the amortization expense for the year ended February 28, 2002 and for the six months ended August 31, 2002 is $200,000 and $100,000, respectively. Upon completion of the evaluation of the fair values of the net assets acquired, actual results may differ materially from those presented herein. Following is a preliminary allocation of the purchase price:

           Bank debt (Note B)                                   $ 8,619,000
           Cash from net stock offering proceeds (Note D)       $ 7,381,000
           Working Capital Adjustment (Note B)                  $ 4,000,000
                                                                -----------
             Total Consideration                                $20,000,000
                                                                -----------
           Estimated Liabilities assumed                        $ 3,012,000
                                                                -----------
            Total Purchase Price                                $23,012,000
                                                                ===========

           Current Assets                                       $20,839,000
           Non-Current Assets                                   $   262,000
           Goodwill and Intangibles                             $ 1,911,000
                                                                -----------
            Total                                               $23,012,000
                                                                ===========

Note B In connection with the acquisition Meade borrowed from its bank approximately $8,619,000 to satisfy a portion of the purchase price at the close (on October 25, 2002). Meade expects to borrow and then to pay to the sellers an additional approximately $4,000,000 based upon a working capital purchase price adjustment. The purchase price adjustment is expected to be paid not later than December 25, 2002. Accordingly, Meade has calculated additional interest expense based upon the estimated total bank borrowings of $12,619,000 at an annual LIBOR rate plus three percent, or approximately 7.0% for the periods presented. The adjustments reflect additional interest expense for the year ended February 28, 2002 and for the six months ended August 31, 2002 of $878,000 and $439,000, respectively.

Note C Represents the elimination of the tax benefit at Simmons of $1,394,000 and $126,000 for the year ended December 31, 2001 and the six months ended June 30, 2002, respectively. Adjustments of ($2,036,000) and ($357,000), reflect the tax effect of the pro forma adjustments for intangible asset amortization (see Note A), interest expense (see Note B), and the elimination of the Simmons tax benefit, at a rate of 40%.

Note D Concurrent with the acquisition, Meade sold approximately 3,292,000 shares of its common stock in a private equity offering for net proceeds of approximately $7,381,000 to fund the cash purchase price at the close.

Note E   Adjustment to eliminate Simmons' goodwill.

Note F Adjustment to eliminate amounts due to related parties of Simmons that were not assumed by Meade.

Note G   Adjustment to eliminate Simmons' parent company equity.

Note H   Adjustment to eliminate Simmons' retained deficit.

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             MEADE INSTRUMENTS CORP.

                                             By:    /S/  MARK D. PETERSON
                                                -------------------------------
                                                       Mark D. Peterson
                                                  SENIOR VICE PRESIDENT AND
                                                        GENERAL COUNSEL
Dated: November 27, 2002

                                       27